Exhibit 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated June 2, 1999, relating to the financial statements and financial statement schedules, which appear in Legg Mason Inc.'s Annual Report on Form 10-K for the year ended March 31, 1999. We also consent to the references to us under the heading "Experts" in such registration statement.

PricewaterhouseCoopers LLP

Baltimore, Maryland
May 15, 2000